EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

September 27, 2012

RIGHTS OFFERING TO EFFECT SEPARATION OF SEARS HOMETOWN AND OUTLET

BUSINESSES FROM SEARS HOLDINGS CORPORATION TO EXPIRE ON OCTOBER 8, 2012,

AS PREVIOUSLY ANNOUNCED

HOFFMAN ESTATES, Ill – September 27, 2012. Sears Holdings Corporation (NASDAQ: SHLD) issued a reminder today that its rights offering to effect the separation of Sears Hometown and Outlet Stores, Inc. from Sears Holdings will expire at 5:00 p.m., New York City time, on October 8, 2012, unless extended, as previously announced.

The expiration date for the rights offering is October 8, 2012, which is Columbus Day. Computershare Inc., the subscription agent for the rights offering, has advised us that it will be open on October 8, 2012. However, it is a U.S. postal holiday as well as a federal bank holiday. As a result, the United States Postal Service will not deliver mail and many of the nation’s banking institutions will be closed on October 8, 2012.

As previously announced, Sears Holdings’ stockholders of record as of the close of business on September 7, 2012, the record date for the distribution (the “Record Date”), received one transferable subscription right for each share of Sears Holdings common stock held as of the close of business on the Record Date, except that holders of Sears Holdings’ restricted stock that is unvested as of the Record Date will receive cash awards in lieu of subscription rights. The subscription rights are transferable and trade on the NASDAQ Capital Market under the symbol “SHOSR.” Unless the rights offering is extended, trading of the subscription rights on the NASDAQ Capital Market will stop at the close of business on October 2, 2012.

As previously announced, each subscription right entitles its holder to purchase 0.218091 of a share of Sears Hometown common stock. The exercise price of the subscription rights is $15.00 per whole share of Sears Hometown. Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering. Instead, fractional shares resulting from the exercise of subscription rights will be eliminated by rounding down to the nearest whole share. Accordingly, unless you hold five or more subscription rights you will not be able to subscribe for a share of Sears Hometown common stock or participate in the over-subscription privilege.

Additionally, holders of subscription rights who fully exercise all of their subscription rights may also make a request to purchase additional shares of Sears Hometown common stock through the exercise of the over-subscription privilege, although we cannot assure that any over-subscriptions will be filled.

The rights offering is being made only by means of a prospectus, including the supplements and any further amendment or supplement thereto, copies of which may be obtained from: Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038-3560, (866) 695-6074 (toll-free). The prospectus, including the supplements and any further amendment or supplement thereto, contains important information about the rights offering and Sears Hometown, and holders of subscription rights are urged to read the prospectus carefully.

If you have questions about the rights offering, including how to properly subscribe as a result of the Columbus Day holiday or need additional copies of the rights offering documents, please contact Georgeson Inc., our information agent, by calling (866) 695-6074 (toll-free) or, if you are a bank, broker or other nominee, (212) 440-9800.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This press release contains forward-looking statements about our expectations for the separation of Sears Hometown and Outlet Stores, Inc., including the intended structure and timing of the transaction, and the amount we expect to receive as a result of the transaction. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in our accounting and other assumptions with respect to the value of Sears Hometown and Outlet Stores, Inc.; the actual valuation of Sears Hometown and Outlet Stores, Inc. by our stockholders and other third parties; the operational and financial profile of Sears Holdings Corporation or any of its businesses and Sears Hometown and Outlet Stores, Inc. after giving effect to the separation; the ability of Sears Hometown and Outlet Stores, Inc. to operate as an independent entity, including its ability to source merchandise on acceptable terms; the extent to which our largest stockholder, ESL, actually exercises its rights to purchase shares of Sears Hometown and Outlet Stores, Inc.; the extent to which Sears Hometown and Outlet Stores, Inc. is able to enter into the secured revolving credit facility; the extent to which we are able to complete the transaction on terms that are favorable to us, on the intended timetable or at all; and other factors that impact our business and results of operations. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation is one of the largest broadline retailers with over 3,900 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, consumer electronics and automotive repair and maintenance. Sears Holdings is the 2011 ENERGY STAR® Retail Partner of the Year. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has the Country Living collection, which is offered by Sears and Kmart. We are the nation’s largest provider of home services, with more than 15 million service calls made annually. Sears Holdings Corporation operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation. For more information, visit Sears Holdings’ website at www.searsholdings.com. Twitter: @searsholdings | |Facebook: http://www.facebook.com/SHCCareers

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